Exhibit 99.1

International Money Express, Inc. (IMXI) Announces Completion of Exchange Offer and Plan to Exchange Remaining Outstanding Warrants

Miami, FL, April 30, 2019 – International Money Express, Inc. (Nasdaq: IMXI) (“Intermex” or the “Company”) today announced the completion and settlement of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its publicly traded and privately held warrants (the “ Warrants”). The Offer expired at 11:59 p.m., Eastern Standard Time, on April 25, 2019 (the “Expiration Time”).

Based on information provided by Continental Stock Transfer & Trust Company, the exchange agent for the Offer, a total of 8,916,465 Warrants were validly tendered and not withdrawn prior to the Expiration Time, representing approximately 99.51% of the total Warrants outstanding, excluding 4,507 Warrants that were tendered through notice of guaranteed delivery. On April 30, 2019, Intermex accepted all such Warrants.  Pursuant to the terms of the Offer, Intermex expects to issue an aggregate of 1,792,193 shares of common stock and to make an aggregate payment of $9,986,440.80 in exchange for the Warrants tendered. In conformance with the terms of the Offer, no fractional shares will be issued, and holders of Warrants who would otherwise be entitled to receive a fraction of a share are being paid cash in lieu of that fraction. Delivery of the shares to be issued and the cash payment in exchange for the Warrants will be made promptly. As a result of the consents received in the Consent Solicitation, the Company also executed an amendment (the “Warrant Amendment”) to the warrant agreement governing its outstanding Warrants, pursuant to which, it will exchange all remaining untendered Warrants on or about May 20, 2019, in accordance with the terms of the Warrant Amendment.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Offer was made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About International Money Express, Inc.

International Money Express, Inc. (NASDAQ: IMXI) was founded in 1994 and is headquartered in Miami, Florida with offices in Puebla, Mexico and Guatemala City, Guatemala. With over 100,000 sending and paying agent locations, we are a leading provider of consumer money remittance services from all 50 states in the United States to 17 countries in Latin America and the Caribbean and four countries in Africa. For more information, please visit www.intermexusa.com.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, competition in the markets in which we operate; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and devaluation in countries in which we operate or plan to operate; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; changes in foreign exchange rates that may impact consumer remittance;  our ability to retain key personnel; and other factors described in the “Risk Factors” section in periodic reports we file or furnish to with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expected financial outlook for the year 2019 and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date hereof. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.